Exhibit 10.19

Virtuix Holdings Inc.

NONQUALIFIED STOCK OPTION AGREEMENT

(Permitting Exercise Only as Shares Vest)

2025 LONG-TERM INCENTIVE PLAN

1. Grant of Option. Pursuant to the Virtuix Holdings Inc. 2025 Long-Term Incentive Plan (the “Plan”) for employees, consultants, advisors and directors of Virtuix Holdings Inc., a Delaware corporation (the “Company”), the Company grants to

David Allan

(the “Optionholder”),

an option (the “Option” or “Stock Option”) to purchase One Million Five Hundred Thousand (1,500,000) full shares (the “Optioned Shares”) of Common Stock at a price per share (the “Option Price”) equal to $1.66 per share, which number of Optioned Shares and Option Price are subject to adjustment as provided herein and under the Plan. The “Date of Grant” of this Stock Option is January 25, 2025. The “Vesting Commencement Date” of this Option is August 12, 2013.

The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant. The Stock Option is a Nonqualified Stock Option. This Stock Option is intended to comply with the provisions governing nonqualified stock options under Internal Revenue Service and Treasury Regulations in order to exempt this Stock Option from application of Section 409A of the Code.

2. Subject to Plan. Capitalized terms used in this Nonqualified Stock Option Agreement (this “Agreement”) that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Optionholder in writing. In addition, if the Plan previously has not been approved by the Company’s stockholders, the Stock Option is granted subject to such stockholder approval.

3. Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall vest, and the Stock Option shall be exercisable, as follows: Fifty percent (50%) of the Optioned Shares will vest and be exercisable on the second anniversary of the Vesting Commencement Date, with the balance vesting and exercisable in a single installment on the third anniversary of the Vesting Commencement Date; provided, the Optionholder continues to remain in Continuous Service on the applicable anniversary of the Vesting Commencement Date.

4. Term; Forfeiture. Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to Optioned Shares which are not vested on the date of the Optionholder’s termination of Continuous Service, the Stock Option will be terminated on that date. The unexercised portion of the Stock Option that relates to Optioned Shares which are vested will terminate at the first of the following to occur:

(i) 5 p.m. on the date the Option Period terminates;

(ii) 5 p.m. on the date which is six (6) months following the date of the Optionholder’s termination of Continuous Service due to death or Disability;

(iii) 5 p.m. on the date of the Optionholder’s termination of Continuous Service by the Company for Cause;

(iv) 5 p.m. on the date which is thirty (30) days following the date of the Optionholder’s termination of Continuous Service for any reason not otherwise specified in this Section 4; or

(v) 5 p.m. on the date the Company causes any portion of the Option to be forfeited pursuant to Section 7 hereof.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Optionholder, the Stock Option may be exercised only by the Optionholder, or by the Optionholder’s guardian or personal or legal representative. If the Optionholder’s termination of Continuous Service is due to his or her death prior to the date specified in Section 4(i) hereof, or Optionholder dies prior to the termination dates specified in Sections 4(i), (ii), (iii), (iv) or (v) hereof, and the Optionholder has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 3 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Optionholder at any time prior to the earliest of the dates specified in Section 4 hereof: the personal representative of his or her estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Optionholder; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

7. Manner of Exercise. Subject to such administrative regulations as the Committee or the Board may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee or the Board, as applicable, or an officer of the Company designated by the Committee or the Board, setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Optionholder shall deliver to the Company consideration with a value equal to the total Option Price of the Optioned Shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (excluding Restricted Stock) owned by the Optionholder on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Optionholder has not acquired from the Company within six (6) months prior to the Exercise Date, (c) if the Optioned Shares are Publicly Traded, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Optionholder to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee or the Board, in its sole discretion.

Upon payment of all amounts due from the Optionholder, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Optionholder (or the person exercising the Optionholder’s Stock Option in the event of his or her death) at its principal business office within ten (10) business days after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee or the Board.

If the Optionholder fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Stock Option, and the right to purchase such Optioned Shares, may be forfeited by the Company.

8. Nonassignability. The Stock Option is not assignable or transferable by the Optionholder except by will or by the laws of descent and distribution.

9. Rights as Stockholder; Right of First Refusal.

a. The Optionholder will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Optionholder for the Optioned Shares. The Optioned Shares shall be subject to the terms and conditions of this Section 9.

b. Except as provided in Section 9.h below, in the event the Optionholder, the Optionholder’s legal representative, or other holder of shares of the Optioned Shares (the “Transferor”) acquired upon exercise of the Stock Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any the Optioned Shares (the “Transfer Shares”) to any person or entity, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 9 (the “Right of First Refusal”).

c. Prior to any proposed transfer of the Transfer Shares, the Transferor shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares, as determined by the Board in good faith. If the Transferor proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Transferor shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Transferor and the Proposed Transferee and must constitute a binding commitment of the Transferor and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

d. If the Company determines that the information provided by the Transferor in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Transferor written notice of the Transferor’s failure to comply with the procedure described in this Section 9, and the Transferor shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 9. The Transferor shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

e. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all or a portion of the Transfer Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Transferor of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Transferor or issued by a person other than the Transferor with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Transferor shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Transferor to any Participating Company shall be treated as payment to the Transferor in cash to the extent of the unpaid principal and any accrued interest canceled.

f. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Transferor otherwise agree) within the period specified in Section 9.e above, the Transferor may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided, such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Transferor and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Transferor, shall again be subject to the Right of First Refusal and shall require compliance by the Transferor with the procedure described in this Section 9.

g. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Section 9 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Stock Option shall be void unless the provisions of this Section 9 are met.

h. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Stock Option if such transfer or exchange is in connection with a Change in Control.

i. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

j. The other provisions of this Section 9 notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Change in Control or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

k. The Optionholder, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of a certificate or certificates for the Optioned Shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

10. Special Repurchase Right Upon Divorce. In the event that Optionholder or Optionholder’s spouse (“Spouse”) files a petition for divorce or institutes any other legal proceedings to terminate their marriage, the following procedures apply:

a. Optionholder will seek, and the Spouse will agree to accept, an order for the division of marital and separate property under which Optionholder receives all of the Optioned Shares in exchange for awarding to the Spouse other marital and separate assets in which Optionholder has an interest that have a value approximately equal to the Spouse’s interest in the Optioned Shares (as valued pursuant to Section 10.c).

b. If the marriage of Optionholder and Spouse is terminated by divorce or annulment and Optionholder does not obtain all of Spouse’s interest in the Optioned Shares incident to the divorce or annulment, Optionholder and Spouse will simultaneously give written notice to the Company within thirty (30) days after the effective date of the final, non-appealable divorce decree or of the annulment. The written notice shall specify the effective date of termination of the marriage and the number of Optioned Shares in which the Optionholder’s former Spouse retains an interest. For a period of sixty (60) days after the effective date of termination of the marriage, the Company shall have an exclusive option, exercisable at the Company’s sole discretion, to repurchase all or any portion of the former Spouse’s remaining Optioned Shares at the repurchase price per Optioned Share determined pursuant to Section 10.c. Such option shall be exercisable by written notice to the former Spouse (the “Company Repurchase Notice”) informing the former Spouse of the number of Optioned Shares that the Company proposes to repurchase, the price to be paid therefor (determined in accordance with Section 10.c), and the date, time and location for the closing of the repurchase. If the Company’s option is exercised pursuant to Section 10.c, the former Spouse is obligated to sell the Optioned Shares retained incident to divorce or annulment with respect to which the option is exercised.

c. The per share repurchase price for any Optioned Shares elected to be repurchased by the Company pursuant to this Section 10 shall be equal to the fair value of one share of Common Stock as such fair value shall be determined in the then-most recent valuation of the Common Stock by an independent valuation firm; provided, that such most recent valuation shall have an effective date of determination which is less than 12-months prior to the date of the Company Repurchase Notice. For clarity, the Company may, at its discretion, elect to have an independent valuation firm conduct a valuation of the fair value of one share of Common Stock after receiving notice from the Optionholder or the former Spouse of the effective date of the divorce decree or annulment as referenced in the first sentence of Section 10.b. Absent gross negligence or intentional misconduct, the determination of the fair value of one share of Common Stock by such independent valuation firm shall be binding on all parties.

d. Optionholder and Spouse each agree that the Company may intervene in their divorce or annulment proceeding without their objection for the purpose of enforcing, or ensuring the enforcement of, the Company’s rights under this Section 10.

11. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Section 9 of the Plan.

12. Nonqualified Stock Option. This Stock Option shall not be treated as an Incentive Stock Option.

13. Voting. The Optionholder, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

14. Lock-Up. If requested by the Company and an underwriter of the public offering of Common Stock (or other securities) of the Company, Optionholder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by him or her (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided, that all officers and directors of the Company and all holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 14 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the legend set forth in Section 19 hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. Optionholder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 14.

15. Drag-Along Rights.

a. If the Board of Directors and the holders of a majority of the outstanding shares of Common Stock of the Company vote in favor of any (i) consolidation or merger involving the Company; (ii) sale, lease or transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; (iii) sale or transfer of all of the capital stock of the Company; or (iv) any other form of corporate reorganization in which outstanding shares of the Company are exchanged for or converted into cash, securities of another corporation or business organization or other property, including any Change of Control (each of clauses (i) through (iv) referred to herein as an “Approved Sale”), the Optionholder shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (A) a merger, share exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, the Optionholder shall vote (in person by proxy or by written consent as applicable) all Optioned Shares and other securities of the Company over which he or she otherwise exercises voting power in favor of the Approved Sale and in opposition to any and all other proposals that could delay or impair the consummation of the Approved Sale and shall waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such Approved Sale, or (B) a sale of shares of the capital stock of the Company without the need for stockholder approval, the Optionholder agrees to sell all Optioned Shares on the same terms and conditions as the other holders of Common Stock. The Optionholder shall take all actions reasonably necessary in connection with the consummation of the Approved Sale and that are taken by all other holders of Common Stock, including the execution and delivery of such agreements and such instruments and other actions reasonably necessary to (x) provide customary representations, warranties, indemnities and escrow arrangements relating to such Approved Sale and (y) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale in accordance with the terms of the Company’s Certificate of Incorporation as then in effect.

b. If the Company and any of the holders of Common Stock or their authorized representatives enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), if the Optionholder is not an “accredited investor” (as such term is defined in Rule 501 under the Securities Act) then the Optionholder will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company.

16. Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in any Optioned Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

17. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

18. Optionholder’s Representations. Notwithstanding any of the provisions hereof, the Optionholder hereby agrees that the Optionholder will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionholder hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionholder or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Optionholder are subject to all applicable laws, rules, and regulations.

19. Investment Representation. Unless the Common Stock is issued to the Optionholder in a transaction registered under applicable federal and state securities laws, by the Optionholder’s execution hereof, the Optionholder represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Optionholder for investment purposes for the Optionholder’s own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to the Optionholder in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Optionholder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

20. Legend. The following legend shall be placed on all certificates representing Optioned Shares:

“The shares evidenced by this certificate are subject to a Stock Option Agreement containing certain rights and limitations on transfer, including a right of first refusal and a drag-along right in favor of the Corporation or its assignee(s), a special right of repurchase upon a divorce, and a restriction on transfer during a lock-up period in the event of a public offering of the Corporation’s securities. A copy of that agreement is on file at the principal place of business or the registered office of the Corporation, and a copy may be obtained without charge upon written request to the Corporation at its principal place of business or its registered office.”

To the extent that Optioned Shares are subject to any Voting Agreement or Right of First Refusal Agreement (“Other Restriction Agreements”), the certificate or certificates in respect of such shares shall bear the legends required by such Other Restriction Agreements.

All Optioned Shares, and shares into which Optioned Shares may be converted, that are owned by the Optionholder shall be subject to the terms of this Agreement and, if applicable, the Other Restriction Agreements, and shall be represented by a certificate or certificates bearing the foregoing legends.

21. Optionholder’s Acknowledgments. The Optionholder acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Optionholder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

22. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

23. No Right to Remain in Continuous Service or Employment. Nothing herein shall be construed to confer upon the Optionholder the right to remain in Continuous Service with the Company or any Subsidiary, whether as an Employee or as a Consultant or Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Optionholder as an Employee, Consultant or Director at any time.

24. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

25. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionholder against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

26. Entire Agreement. This Agreement together with the Plan and if applicable the Other Restriction Agreements supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. In the event of any inconsistency between the terms of this Agreement and the Other Restriction Agreements, the Other Restriction Agreements shall be controlling. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

27. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

28. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without Optionholder’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

29. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

30. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

31. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionholder, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

Virtuix Holdings Inc.

11500 Metric Blvd., Suite 430

Austin, Texas 78758

Attention: Chief Executive Officer

Email: jan@virtuix.com

b. Notice to the Optionholder shall be addressed and delivered as set forth on the signature page.

32. Tax Requirements.

a. The Optionholder is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, including, without limitation, any possible tax consequences of this Agreement in connection with Section 409A of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 32, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts hereunder paid in cash or other form, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Optionholder receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Optionholder’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Optionholder to the Company of shares of Common Stock other than (A) Restricted Stock, or (B) Common Stock that the Optionholder has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option other than shares that will constitute Restricted Stock, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Optionholder.

b. Under Code Section 409A, a stock option that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock option that is a “discount option” may result in (i) income recognition by the Optionholder prior to the exercise of the stock option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Optionholder. The Optionholder acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Stock Option equals or exceeds the Fair Market Value of a share of Common Stock on the date of grant in a later examination. The Optionholder agrees that if the IRS determines that this Stock Option was granted with a per share exercise price that was less than the Fair Market Value of a share of Common Stock on the date of grant, the Optionholder shall be solely responsible for the Optionholder’s costs related to such a determination.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Nonqualified Stock Option Agreement to be executed by its duly authorized officer, and the Optionholder, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date set forth below.

COMPANY:

VIRTUIX HOLDINGS INC.,
a Delaware corporation

By:	/s/ Jan Goetgeluk
Jan Goetgeluk,
Chief Executive Officer

Date: January 25, 2025

OPTIONHOLDER:

/s/ David Allan
Name:	David Allan

CONSENT OF SPOUSE

I, _____________________________, spouse of the Optionholder named above, have read the foregoing Nonqualified Stock Option Agreement (the “Agreement”) and agree to be bound by the provisions of the Agreement, including, without limitation, Sections 9 and 10 thereof, insofar as I may have any rights in the Agreement or any Optioned Shares issued pursuant thereto.

Dated: ______________ __, 20__	Signature:

VIRTUIX HOLDINGS INC.

2025 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION

NOTICE OF EXERCISE

1. Exercise of Option. The undersigned (whose name is posted in Carta) (the “Optionholder”), was granted an incentive stock option (the “Option”) to purchase [Posted in Carta] shares of the common stock of Virtuix Holdings Inc., a Delaware corporation (the “Company”), on the Date of Grant Posted in Carta, pursuant to the Virtuix Holdings Inc. 2025 Long-Term Incentive Plan (the “Plan”) and pursuant to the Nonqualified Stock Option Agreement entered into on the date posted in Carta (the “Option Agreement”). Pursuant to such Option, the Optionholder hereby elects to exercise the Option for ______________ shares of the common stock of the Company (the “Shares”). The date of exercise (the “Exercise Date”) is the date set forth in the Optionholder’s signature line below.

2. Payment. Enclosed herewith is $___________, which is the full payment of the aggregate exercise price plus, $________ for all applicable federal, state and local income and employment tax withholding requirements, in one or more of the following forms.

☐	Cash Payment: Enclosed is my check number __________ in the amount of $__________ payable to the order of the Company.

☐	Stock for Stock Exercise. I have read and complied with the Instructions for Stock for Stock Exercise set forth below. Enclosed is one or more certificates for ____________ shares of common stock of the Company which I have acquired either (i) from a third party or (ii) from the Company more than six months prior to the Exercise Date, and that have a fair market value on the Exercise Date equal to $___________. Because my stock for stock exercise will include a fractional share, I have enclosed a check made payable to the Company in the amount of $______ (not to exceed the current price of one share of the Company’s common stock).

☐

Cashless Exercise. (This option is available only if the Company’s common stock is Publicly Traded). I hereby direct the Company to issue the Shares for my benefit to the following brokerage firm, __________________________________________________________________________________, for deposit in my account with such firm, account number __________________. I hereby irrevocably authorize and direct said brokerage firm to sell _____________ of such Shares immediately upon receipt of the Shares issued for my benefit pursuant to the exercise of this Option, and to pay the proceeds arising from such sale to in payment of the aggregate exercise price (plus, if applicable, foreign, federal, state, and local tax withholding) of the Option. I hereby authorize the Company to obtain confirmation of such sale from said brokerage firm. I agree and understand that I remain personally liable for the aggregate exercise price (and any required tax withholding) until such proceeds are paid to the Company. I further agree and understand that I will pay to the Company, within ten (10) business days after the Exercise Date, an amount, if any, equal to the difference between (i) the aggregate exercise price (and any required tax withholding) and (ii) the proceeds paid to the Company as a result of such sale and assignment of proceeds to the Company. I understand that if the proceeds paid to the Company exceed the aggregate exercise price (and any required tax withholding), I will receive a refund of such excess amount, without interest, within five (5) business days after the date such proceeds are received by the Company.

3. Stock Registration. The Shares are to be registered as follows:

Name(s): _________________________________________

If applicable, circle one: COM PROP; SEP PROP; Other __________________

Address:	_________________________________________

_________________________________________

_________________________________________

SSN:	_________________________________________

4. Optionholder’s Representations. In connection with the exercise of my option, I hereby represent to the Company that:

●	I have received, read and understood the Plan and the Option Agreement and agree to be bound by their terms and conditions.

●	I acknowledge that the Shares have not been registered under the federal securities laws on the grounds that the exercise of my option and the issuance of the Shares are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that the Company’s reliance on an exemption from the Securities Act depends, in part, upon the truth and accuracy of my representations set forth herein.

●	I am acquiring the Shares for my own account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

●	I recognize and understand that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement or an available exemption, I must hold such Shares indefinitely. I further acknowledge that I have been advised that Rule 144 promulgated under the Securities Act is not applicable nor contemplated to become applicable to the Shares and understand that the Company will not be obligated to make the filings and reports, or make publicly available the information, which is a condition to the availability of Rule 144. I further recognize that the Company is under no obligation to register the Shares or to comply with any exemption from such registration. I understand that the certificates representing the Shares may carry one or more legends incorporating such restrictions.

●	I acknowledge that I am a sophisticated investor, having such knowledge and experience in financial and business matters as to be capable of making an informed investment decision with respect to the purchase of the Shares and that I have the financial wherewithal to absorb the loss of my entire investment in the Shares.

●	I acknowledge receipt of all information I consider necessary or appropriate for deciding whether to exercise my option and to evaluate the merits and risks of my investment in the Shares. I acknowledge that I have had an opportunity to ask questions and to receive answers from the Company regarding the terms and conditions of the exercise of my option and the business properties, prospects and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to me or to which I had access.

5. Binding Effects. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement and the Plan, both of which I have read carefully and understand. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

6. Taxation. I acknowledge that I have been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to me of exercising the Option.

Very truly yours,

Signature

Printed Name

Date

Receipt of the above is hereby acknowledged.

VIRTUIX HOLDINGS INC.,

a Delaware corporation

By:
Title:
Dated:

FOR INTERNAL USE ONLY

Number of Shares:	Employment status verified by:		Certificate Number

Exercise Date:	Broker’s confirmation:

Exercise Price: $	Section 16 Optionholder:

	Yes	No

Fair Market Value on Date of Exercise: $	Rule 144 Optionholder:
	Yes	No

INSTRUCTIONS FOR STOCK-FOR-STOCK EXERCISES

Certain restrictions exist with respect to shares that may be used as payment for the exercise price, including the requirement that you have held the shares for at least six months. It is therefore recommended that you call the Corporate Secretary at Virtuix Holdings Inc. to obtain approval for the shares that you intend to surrender.

Any change in registration between the payment shares and the new shares will require a properly executed stock power that is guaranteed by an institution participating in a recognized medallion signature guarantee program.

Please complete the table set forth below and send it, along with your shares, to the Corporate Secretary at the address indicated above.

Date Purchased	From Whom Purchased (List the name of the transferor - if purchased on the open market, write “open market.”)	Certificate Number	Number of Shares	Were the shares acquired under an Incentive Stock Option?